UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2006

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

700 Oakmont Lane

Westmont, Illinois 60559

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

By written consent of the Board of Directors (the “Board”) of SIRVA, Inc. (“SIRVA”), dated January 13, 2006, the Board further amended and restated the SIRVA, Inc. Directors Compensation Policy (as amended, the “Policy”), established under the SIRVA, Inc. Omnibus Stock Incentive Plan (the “Plan”), to provide for $400,000 in annual compensation to the Chairman of the Board.   The Policy is effective as of January 13, 2006.  Under the Policy, eligible directors, as defined in the Policy, will receive, for each full calendar year of participation of the Board (i) base compensation, as defined in the Policy, of $100,000 per year, payable quarterly in arrears 40% in cash and 60% in shares of deferred stock, as defined in the Plan; and (ii) additional compensation, as defined in the Policy, of: (a) $400,000 per year, payable quarterly in arrears, if the eligible director is also the Chairman of the Board; (b) $250,000 per year, payable quarterly in arrears, if the eligible director is also the Vice Chairman of the Board; (c) $15,000 per year, payable annually in arrears, if the eligible director is also the chairperson of the Board’s audit committee; (d) $10,000 per year, payable annually in arrears, if the eligible director is also the chairperson of the Board’s nominating and governance committee or compensation committee or any other committee established by the Board if the Board’s nominating and governance committee recommends and the Board approves such fee; and (e) at meetings for which minutes are prepared and submitted for inclusion into SIRVA’s minute book, (1) $1,500 per meeting of the Board, audit, compensation committee or nominating and governance committee or any other committee established by the Board if the Board’s nominating and governance committee recommends and the Board approves such fee for participation in person and (2) $750 per meeting of the Board, audit, compensation committee or nominating and governance committee or any other committee established by the Board if the Board’s nominating and governance committee recommends and the Board approves such fee for participation by telephone, each payable quarterly in arrears.

Any additional compensation under the Policy is payable in cash, provided that any such additional compensation payable for service as a Board committee chairperson is payable in cash unless the eligible director elects to receive all or a portion of such fees in deferred stock, which will be subject to the terms and conditions of the Policy and the Plan.

In the event an eligible director’s service as a director of SIRVA is terminated for cause, as defined in the Plan, all deferred stock credited to such director will terminate and be cancelled immediately upon termination of service.

The Policy is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

Not applicable.

(b)          Pro Forma Financial Information.

Not applicable.

(c)           Exhibits

10.1	SIRVA, Inc. Directors Compensation Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: January 19, 2006

	By:	/s/ RALPH A. FORD
	Name:	Ralph A. Ford
	Title:	Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit	Description

10.1	SIRVA, Inc. Directors Compensation Policy